UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8 -K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2011

KRATOS DEFENSE & SECURITY

SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27231	13-3818604
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

4820 Eastgate Mall, San Diego, CA  92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.

On January 4, 2011, James Henry, Executive Vice President of the Company’s Public Safety & Security division, adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the purchase or sale of Company securities under specified conditions and at specified times.  Using these 10b5-1 plans, individuals can avoid concerns about transactions occurring at a time when they might possess material non-public information.

Mr. Henry’s 10b5-1 plan provides for the purchase of up to $3,000,000 of the Company’s common stock.  Shares may be purchased through open market or privately negotiated transactions, subject to the specifications in Mr. Henry’s plan.

Transactions under the 10b5-1 plan may be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric DeMarco
Eric DeMarco
President and Chief Executive Officer

Date:  January 5, 2011

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